Exhibit 16.1

                               DURLAND & COMPANY
                          Certified Public Accountants
                           A Professional Association
                               232A Royal Palm Way
                              Palm Beach, FL 33480
                        (561) 822-9995 Fax (561) 822-9942

1 July 2003

Chief Accountants Office
US Securities & Exchange Commission
450 Fifth Street, NW
Washington, DC 20549

Gentlemen:

We have read Item 4(a) of Form 8-K Amendment dated 1 July 2003 of Purezza Group,
Inc., SEC File No. 333-85306, and are in agreement with the statements contained therein as they pertain to this firm. We have no basis to agree or disagree with other statements of the registrant contained therein.

Sincerely,

/s/ Durland & Company, CPAs, P.A.
    Durland & Company, CPAs, P.A.